Calculation of Filing Fee Tables
S-3
HIGHWOODS PROPERTIES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Debt	Guarantees	457(r)				0.0001381
Fees to be Paid	5	Debt	Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 20,529.77
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413. Note 1.b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the Securities Act), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis, except as described below in offering Note 6.

[2]	See offering Note 1.

[3]	Note 3.a. See offering Note 1. Note 3.b. Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock and will be evidenced by a depositary receipt.

[4]	Note 4.a. See offering Note 1. Note 4.b. Highwoods Properties, Inc. (the Company) may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Highwoods Realty Limited Partnership. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[5]	See offering Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Highwoods Properties, Inc.	S-3	333-269624	02/08/2023		$ 20,529.77	Equity	Common Stock	0	$ 186,295,579.00
Fee Offset Sources	2	Highwoods Properties, Inc.	S-3	333-236249		02/05/2020						$ 12,209.00
Fee Offset Sources	3	Highwoods Properties, Inc.	S-3	333-215936		02/08/2017						$ 8,320.77
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company previously filed a prospectus supplement, dated February 8, 2023 (the Prior Prospectus Supplement) pursuant to the Registration Statement on Form S-3 (Registration No. 333- 269624), filed with the Securities and Exchange Commission on February 7, 2023 (the Prior Registration Statement), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $300,000,000 under its then current at-the-market program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $33,060 was satisfied by offsetting the full amount of the registration fee with (i) registration fees of $12,209 previously paid on the unsold securities offered by means of a prospectus supplement, dated February 5, 2020, pursuant to the Registration Statement on Form S-3 (Registration No. 333-236249), filed with the Securities and Exchange Commission on February 4, 2020, and (ii) registration fees of $20,851 previously paid on unsold securities offered by means of a prospectus supplement, dated February 8, 2017, pursuant to the Registration Statement on Form S-3 (Registration No. 333-215936), filed with the Securities and Exchange Commission on February 7, 2017. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $186,295,579 were not sold under the Prior Prospectus Supplement. The Prior Registration Statement expired on February 6, 2026 and the offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $20,529.77 that was previously paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.

Offset Note
[2]	See offering Note 6.

[3]	See offering Note 6.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A